UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2006

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to correct the term of Paul M. Nobel’s employment agreement with World Fuel Services Corporation (the “Company”) reported in the Form 8-K filed by the Company on June 15, 2006 (the “Current Report”), and to update Mr. Nobel’s salary and bonus information, which was changed subsequent to the filing of the Current Report in connection with his promotion to Senior Vice President and Chief Accounting Officer.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Nobel is employed by the Company pursuant to an employment agreement which expires on July 18, 2007. Mr. Nobel receives a base salary of $240,000 per year. He is also eligible to receive an annual performance bonus in an amount to be determined by the Company, but no less than $20,000 annually. Mr. Nobel’s target bonus for 2006 is $90,000. The employment agreement prohibits Mr. Nobel from competing with the Company for a period of one year following the termination of his employment for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 28, 2006	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
General Counsel and Corporate Secretary